FOR IMMEDIATE RELEASE
---------------------

--------------------------------------------
Contact:

  Alfred E. Brennan, President & Chief
    Executive Officer
  Arthur L. Herbst, Jr., EVP & Chief
    Operating Officer & Chief Financial
    Officer

  (314)-344-0010, Ext. 3133
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                                                      [LOGO]



            YOUNG INNOVATIONS, INC. ANNOUNCES RECORD RESULTS FOR THE
                  SECOND QUARTER AND FIRST SIX MONTHS OF 2003


ST. LOUIS, MO., JULY 22, 2003 ... Young Innovations, Inc. (NASDAQ - YDNT) today announced record sales, net income and diluted earnings per share for the second quarter ended June 30, 2003. Sales for the second quarter 2003 were $18.6 million, increasing 3.8% over the $17.9 million reported in the year earlier second quarter. Sales of professional products increased 6.5% to $17.9 million from $16.8 million in the second quarter of 2002. Retail sales declined 35.5% to $0.7 million compared to $1.1 million in the second quarter of 2002. Net income increased 14.1% to $3.3 million, compared with $2.9 million in the second quarter of 2002. Diluted earnings per share rose 16.7% in the second quarter of 2003 to $0.35 versus $0.30 in the same quarter in 2002.

Sales for the six months ended June 30, 2003 were $36.4 million, up 5.5% from $34.4 million in the year earlier six-month period. Sales of professional products increased 8.0% to $34.6 million from the $32.1 million reported in the first six months of 2002. Retail sales declined 27.4% to $1.7 million compared to the $2.4 million recorded in the year earlier six-month period. Net income was $6.2 million, up 16.4% from $5.3 million in the year earlier six-month period of 2002. Diluted earnings per share were $0.66 for the six months ended June 30, 2003, an increase of 15.8% from $0.57 in the same period in 2002.

A regular price increase on infection control products, seasonal promotional activity and solid end-user demand all contributed to growth in sales of professional products during the period. Sales of retail products in the quarter fell significantly over the prior year's quarter. Several factors contributed to the lower-than-expected retail sales performance including high inventory levels at one of the Company's major retail customers as a result of weak sell through of a large holiday promotion at the end of 2002 and increased competition in the children's toothbrush category. These retail factors are expected to continue to negatively affect sales comparisons for the balance of the year. Sales of retail products are expected to be approximately $350,000 and $750,000 below prior year levels for the 3rd and 4th quarter, respectively. Based on the current positive sales trends of the Company's retail products at the customer level, the Company expects to achieve growth in sales of retail products in 2004 over 2003.

The Company has generated solid increases in profitability in 2003. For the second quarter and first six months of 2003, operating profit grew 11.1% and 11.2%, respectively, over the same periods in 2002. This is a result of several factors including the realization of productivity improvements in manufacturing and marketing consistent with our ongoing cost reduction programs, acquisition integration activities and product mix. Consistent with our previous statements, the Company continues to expect sales growth in the 4% to 6% range for 2003. The Company also continues to expect earnings per share to be in the $1.37-1.38 range for 2003.

A conference call has been scheduled for Wednesday, July 23 at 10:00 A.M. Central Time and can be accessed through InterCall at HTTP://REGISTRATION.MSHOW.COM/117579 or on the Company's website, www.ydnt.com.

Young Innovations develops, manufactures and markets supplies and equipment used by dentists, dental hygienists, dental assistants and consumers. The Company's product offering includes disposable and metal prophy angles, prophy cups and brushes, panoramic X-ray machines, moisture control products, infection control products, dental handpieces (drills) and related components, orthodontic toothbrushes, flavored examination gloves, children's toothbrushes, and children's toothpastes. The Company believes it is the leading manufacturer and distributor of prophy angles and cups (used in teeth cleaning and polishing procedures) in the United States. The Company also believes it is the leading distributor of panoramic X-ray equipment and dental surface disinfectants in the United States.

Investors are cautioned that this press release as well as other reports and oral statements by Company officials may contain certain forward-looking statements as defined in the Private Securities Litigation and Reform Act of 1995. Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions and which include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates" or similar expressions. These statements are not guaranties of future performance and the Company makes no commitment to update or disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements. Because such statements involve risks and uncertainties, actual actions and strategies and the timing and expected results thereof may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those disclosed in the Company's Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.



                                   -- MORE --

                                       YOUNG INNOVATIONS, INC.
                          CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                        (IN THOUSANDS, EXCEPT EARNINGS PER SHARE DATA)
                                            (UNAUDITED)


                                       Three Months Ended                     Six Months Ended
                                            June 30,                              June 30,
                                 2003        2002         Change        2003        2002        Change
                               --------------------------------------------------------------------------

Net Sales                      $ 18,611    $ 17,935        3.8%      $ 36,354     $ 34,448       5.5%
Cost of Goods Sold                8,296       8,296        0.0%        16,707       15,833       5.5%
                               ---------------------                 ----------------------
Gross Profit                     10,315       9,639        7.0%        19,647       18,615       5.5%
% of Net Sales                    55.4%       53.7%                     54.0%        54.0%

Selling, General and
Administrative Expense            5,061       4,911        3.1%         9,721        9,691       0.3%
% of Net Sales                    27.2%       27.4%                     26.7%        28.1%

Operating Income                  5,254       4,728       11.1%         9,926        8,924      11.2%
% of Net Sales                    28.2%       26.4%                     27.3%        25.9%

Other Income / (Expense)             26         (43)                       40         (256)

Income Before Taxes               5,280       4,685       12.7%         9,966        8,668      15.0%

Provision for Income Taxes        2,020       1,827       10.6%         3,812        3,380      12.8%

Net Income                     $  3,260    $  2,858       14.1%      $  6,154     $  5,288      16.4%
% of Net Sales                    17.5%       15.9%                     16.9%        15.4%

Earnings Per Share (Basic)     $   0.36    $   0.32       12.5%      $   0.69     $   0.60      15.0%
Weighted Average Shares
Outstanding (Basic)               9,007       8,863        1.6%         8,969        8,834       1.5%


Earnings Per Share (Diluted)   $   0.35    $   0.30       16.7%      $   0.66     $   0.57      15.8%
Weighted Average Shares
Outstanding (Diluted)             9,393       9,424       -0.3%         9,359        9,357       0.0%



                                                     MORE

                             YOUNG INNOVATIONS, INC.
                           CONSOLIDATED BALANCE SHEET
                       JUNE 30, 2003 AND DECEMBER 31, 2002
                                 (IN THOUSANDS)

                                                (UNAUDITED)
                                                  JUNE 30   DECEMBER 31
                       ASSETS                       2003       2002
                                                ----------- -----------
Current Assets
      Cash                                       $  4,150    $    554
      Accounts receivable, net
                                                   10,287      10,010
      Inventories
                                                    7,519       7,861
      Other current assets
                                                    2,420       2,405
                                                ----------- -----------
Total current assets
                                                   24,376      20,830
                                                ----------- -----------

Property, Plant and Equipment, net
                                                   18,840      18,962
Other Assets
                                                      483         480
Intangible Assets
                                                    2,268       2,302
Goodwill
                                                   42,414      42,414
                                                ----------- -----------

TOTAL ASSETS                                     $ 88,381    $ 84,988
                                                =========== ===========

               LIABILITIES AND EQUITY
Current Liabilities
      Accounts payable and accrued liabilities   $  8,031    $  8,110
      Current maturities of long-term debt
                                                       79          75
                                                ----------- -----------
TOTAL CURRENT LIABILITIES
                                                    8,110       8,185
                                                ----------- -----------

Long-term debt, less current maturities
                                                       28       4,229
Deferred Income Taxes
                                                    4,904       4,904

Stockholders' Equity
      Common stock
                                                       89          89
      Deferred stock compensation
                                                   (1,103)     (1,271)
      Additional paid-in capital
                                                   27,546      28,050
      Retained earnings
                                                   64,926      58,772
      Common stock in treasury, at cost
                                                  (16,119)    (17,970)
                                                ----------- -----------
TOTAL STOCKHOLDERS' EQUITY
                                                   75,339      67,670

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $ 88,381    $ 84,988
                                                =========== ===========


                                      END